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                               EXHIBIT 99.3

                                  BALLOT

                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                        SPECIAL MEETING OF MEMBERS
                            _____________, 1997

     The undersigned hereby votes in the following manner at the special meeting of members of Dakota Cooperative Telecommunications, Inc. (the "Cooperative") to be held on _____________, 1997, and at any adjournment thereof:


     1.   FOR  AGAINST   ABSTAIN      Adoption of an amendment to the
          ( )    (  )       (  )      articles of incorporation of Dakota
                                      Cooperative Telecommunications, Inc.
          (YOUR BOARD OF DIRECTORS    to become a South Dakota business
          RECOMMENDS A VOTE FOR       corporation as described in the
          THIS PROPOSAL)              Prospectus and Ballot/Proxy
                                      Statement dated _________________,
                                      1997.

     THIS BALLOT IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA
COOPERATIVE TELECOMMUNICATIONS, INC. IF THIS BALLOT IS PROPERLY EXECUTED, THE SHARE OF COOPERATIVE COMMON STOCK REPRESENTED BY THIS BALLOT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARE REPRESENTED HEREBY WILL NOT BE VOTED.
                  _______________________________________

                                   PROXY

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                      SPECIAL MEETING OF SHAREHOLDERS
                            _____________, 1997


     The undersigned appoints James H. Jibben and Thomas W. Hertz, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares issuable to the undersigned in Dakota Telecommunications Group, Inc. at the special meeting of its shareholders to be held on ___________, 1997, and at any adjournment thereof:









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     1.   FOR  AGAINST   ABSTAIN      Approval of an Agreement and Plan of
          ( )    (   )     (  )       Merger as described in the
                                      Prospectus and Ballot/Proxy
          (YOUR BOARD OF DIRECTORS    Statement dated ___________, 1997.
          RECOMMENDS A VOTE FOR
          THIS PROPOSAL)

     2. As said Proxies in their discretion may determine on all other matters that may be presented at the meeting.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC. ON BEHALF OF DAKOTA TELECOMMUNICATIONS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) below. Joint owners should each sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate and include title.

                              Dated: ________________________________, 1997

                              X____________________________________________

                              X____________________________________________
                                   Signatures of Member(s)/shareholder(s)

   PLEASE DATE AND SIGN THIS BALLOT/PROXY AND RETURN IT PROMPTLY IN THE
                            ENCLOSED ENVELOPE.